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     TERMS AND CONDITIONS ATTACHING TO WARRANTS EXPIRING SEPTEMBER 30, 2004
     ----------------------------------------------------------------------

                           ARTICLE I - INTERPRETATION

SECTION 1.01 - DEFINITION
-------------------------

     In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

     (a) "Herein", "hereby" and similar expressions, refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

     (b) "Warrants" means the Warrants of the Company issued and presently authorized as set out in Section 2.01 hereof and for the time being outstanding;

     (c) "Warrant Holders" or "Holders" means the registered holders of the Warrants for the time being;

     (d) "Company" means STAKE TECHNOLOGY LTD.;

     (e) "Director" means a director of the Company for the time being and reference, without more, to action by the directors means action by the directors of the Company as a board, or whenever duly empowered, action by an executive committee of the board;

     (f) "Company's auditors" means an independent firm of accountants duly appointed as auditors of the Company;

     (g) "Security" means any note or share of the Company's issue or any Warrant to purchase shares of the Company's issue or any other instrument of whatever nature issued by the Company and commonly known as a security;

     (h) "Common Shares" or "Shares" means the common shares without par value in the capital of the Company as constituted at the 28th day of September, 2001 and any shares resulting from any increase, subdivision or consolidation of the said shares or any conversion thereof into another form of securities;

     (i) "Person" means an individual, a corporation, a partnership, a trustee or any unincorporated organization and words importing persons have a similar meaning; and

     (j) Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

SECTION 1.02 - INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.
------------------------------------------------------------

     The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

SECTION 1.03 - APPLICABLE LAW
-----------------------------

     The Warrants shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable thereto and shall be treated in all respects as Ontario contracts.



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                          ARTICLE 2 - ISSUE OF WARRANTS

SECTION 2.01 - ISSUE OF WARRANTS
--------------------------------

     Warrants entitling the holders thereof to purchase an aggregate of up 2,250,000 Common Shares are authorized to be issued by the Company.

SECTION 2.02 - ADDITIONAL WARRANTS
----------------------------------

     The Company may at any time and from time to time issue additional Warrants or grant options or similar rights to purchase Securities of its issue.

SECTION 2.03 - APPLICATION AND TERMS
------------------------------------

     The provisions of Articles 1 to and including 7 hereof shall apply to all the Warrants.

SECTION 2.04 - ISSUE IN SUBSTITUTION FOR LOST WARRANTS
------------------------------------------------------

1. In case this Warrant shall become mutilated or be lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated warrant or in lieu of, and in substitution for such lost, destroyed or stolen warrant and the substitute Warrant shall be entitled to the benefit hereof.

2. The applicant for the issue of a new Warrant pursuant hereto shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and shall pay the reasonable charges of the Company in connection therewith.

SECTION 2.05 - WARRANT HOLDER NOT A SHAREHOLDER
-----------------------------------------------

     The holding of a Warrant shall not constitute the holder thereof a shareholder of the Company nor entitle him or her to any right or interest in respect thereof except as in the Warrant expressly provided.

SECTION 2.06 - TIME OF ESSENCE
------------------------------

     Time shall be strictly of the essence hereof.

                       ARTICLE 3 - OWNERSHIP AND TRANSFER

SECTION 3.01 - EXCHANGE OF WARRANTS
-----------------------------------

     Warrant certificates shall be held intact and not subdivided or exchanged into certificates representing a lesser number of Warrants except in the event of the death of a Warrant Holder in which event the personal representatives of the deceased Warrant Holder will be entitled to have Warrant Certificates held by such Holder subdivided as required to administer the estate.

SECTION 3.02 - CHARGES FOR TRANSFER
-----------------------------------

     For each Warrant transferred the Company, except as otherwise herein provided, may charge a sum not exceeding $3.00(U.S.) for each new Warrant certificate issued; payment of such charges and of any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such transfer as a condition precedent thereto.



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SECTION 3.03 - OWNERSHIP AND TRANSFER OF WARRANTS
-------------------------------------------------

     The Company may deem and treat the registered holder of any Warrant, as set forth on the warrant certificate, as the absolute holder of such Warrant for all purposes and shall not be affected by any notice or knowledge to the contrary. The holder of any Warrant shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set off or counter-claim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such holder for the Shares purchasable pursuant thereto shall be a good discharge to the Company for the same and the Company shall not be bound to inquire into the title of any such holder. Warrants shall not be negotiable nor transferable by Warrant Holders without the prior written consent of the Company, which consent shall not be unreasonably withheld provided that any such transfer shall be in compliance with applicable provisions of the Securities Act (Ontario) and the Regulations thereunder and the United States Securities Act of 1933.

SECTION 3.04 - ASSIGNMENT OF WARRANT
------------------------------------

     Notwithstanding anything herein to the contrary, the Warrant Holder may transfer and assign the Warrant, in whole or in part, to any subsidiary or affiliate (as such term is defined in the Canada Business Corporations Act) of the Warrant Holder.

SECTION 3.05 - NOTICE TO WARRANT HOLDERS
----------------------------------------

     Any notice, communication or other document to be given by the Company to the Warrant Holder shall be sufficiently given if delivered to the Person to whom it is to be given or mailed by prepaid ordinary mail at his or her last address as recorded in the books of the Company. Any notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the time the same is mailed. The secretary of the Company may change the address on the books of the Company of any Warrant Holder in accordance with any information believed by him to be reliable.

                 ARTICLE 4 - EXERCISE AND REDEMPTION OF WARRANTS

SECTION 4.01 - METHOD OF EXERCISE OF WARRANTS
---------------------------------------------

     The right to purchase Shares conferred by any of the Warrants may be exercised by the holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached hereto and cash or a certified check payable in U.S. funds to or to the order of the Company for the subscription price applicable at the time of the surrender in respect of the Shares subscribed for to the office of the Company's transfer agent in the City of New York.

SECTION 4.02 - EFFECT OF EXERCISE OF WARRANTS
---------------------------------------------

1. Upon surrender and payment as aforesaid, the Shares so subscribed for shall be deemed to have been issued and such Person or Persons shall be deemed to have become the holder or holders of record of such Shares on the date of such surrender and payment, unless the register of shareholders of the Company shall be closed on the said date of such surrender and payment, in which case the Shares so subscribed for shall be deemed to have been issued and such Person or Persons shall be deemed to have become the holder or holders of record of such Shares on the date on which such register of shareholders was reopened, and such Shares shall be issued at the subscription price in effect on the date of such surrender and payment.

2. Within five business days after surrender and payment as aforesaid, the Company shall cause to be delivered to the Person or Persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Shares which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.



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SECTION 4.03 - SUBSCRIPTION FOR LESS THAN ENTITLEMENT
-----------------------------------------------------

     The holder of any Warrant may subscribe for and purchase up to the total number of Shares of the Company specified in the Warrant certificate surrendered. Provided, however, that if at the time of surrender and presentation of the Warrant certificate the same is not fully exercised, a new Warrant certificate representing the unexercised portion thereof will be issued upon surrender of the prior Warrant Certificate.

SECTION 4.04 - WARRANTS FOR FRACTIONS OF SHARES
-----------------------------------------------

     No Warrant to purchase a fraction of a Share may be exercised.

SECTION 4.05 - EXPIRATION OF WARRANT
------------------------------------

     The Warrants in respect of the right to purchase Common Shares, and in respect of the right to use the unexercised balance thereof to purchase Common Shares shall expire at 5:00 o'clock in the afternoon, New York time, on September, 30, 2004 and thereafter all rights under the Warrant shall wholly cease and terminate and the Warrant shall be void and of no effect.

SECTION 4.06 - ADJUSTMENT OF SHARES UPON EXERCISE
-------------------------------------------------

     If and whenever prior to the expiration of the Warrants:

     (a) the outstanding Common Shares are subdivided or are consolidated into a greater or lesser number of Common Shares, respectively;

     (b) the Common Shares are reclassified, exchanged for or converted into other shares, securities or property;

     (c) a stock dividend or other distribution or issuance has been declared and paid or made on the Common Shares or to the existing holders of Common Shares or other securities of the Company;

     (d) there has been an amalgamation, merger, consolidation or other reorganization affecting the Company; or

     (e) there has been a transfer of all or substantially all of the undertaking or assets of the Company to another corporation or entity,

(any of such events being referred to in this Section 4.06 as a "Change"), then the Holder, in exercising its Warrants, whether in whole or in part, after the effective date of the Change shall be entitled to receive and shall accept and the Company shall deliver upon such exercise in accordance with this Warrant, in lieu of the number of Common Shares deliverable prior to the effective date, the aggregate number and kinds of Common Shares or other securities or amount of property to which the Holder would have been entitled to as a result of the Change if, on the effective date thereof, it had been the registered holder of the number of Common Shares it would have received had it exercised the Warrants or relevant portion thereof immediately before the effective date of the Change. The adjustments provided for in this Section 4.06 shall be cumulative. The necessary adjustments shall be made in the application of the provisions of this Warrant with respect to the rights and options of the Holder after any Change to the end that the provisions hereof shall thereafter correspondingly apply, as nearly as may reasonably be, in relation to any Common Shares or other securities or property to which the Holder is entitled on the exercise of the option granted hereunder. The Company shall, as soon as practicable after becoming aware of any Change, notify the Holder thereof and set forth in a supplement to this Warrant approved by the board of directors of the Company the adjustment resulting from such change. In the event that the Holder shall disagree with an adjustment, the adjustment shall be determined conclusively by the Company's auditors at the sole expense of the Company.



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                        ARTICLE 5 - COVENANTS BY COMPANY

SECTION 5.01
------------

     The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.


SECTION 5.02
------------

     So long as any Warrants remain outstanding, the Company will not:

     (a) Issue to the holders of Shares any option or right to subscribe for any additional Shares in the capital of the Company (other than such an option or right granted to an officer or employee of the Company and exercisable only during the tenure of his employment by the Company or following his death while in the Company's employ and for a period of three months thereafter in each case);

     (b) Make any repayment of capital on Shares;

     (c) Subdivide or consolidate the issued and outstanding Shares or in any other way reorganize or reclassify any of the outstanding Common Shares of the Company;

until 20 days after it has given written notice of such event to the Warrant Holders in the manner provided in Article 3 hereof its intention so to do and of the particulars of such proposed action.

SECTION 5.03
------------

     The Company will not close its register of shareholders or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising his or her right of purchase pursuant thereto during the period of 30 days after the giving of the notice required by Section 5.02 or Section 4.05 hereof, or unduly restrict such opportunity.

                      ARTICLE 6 - SECURITIES QUALIFICATION

SECTION 6.01
------------

     If, in the opinion of counsel to the Company, any prospectus or registration statement is required to be filed with or any permission is required to be obtained from any securities commission or other governmental authority before any Share which a Warrant Holder is entitled or permitted to acquire on the exercise of this Warrant may properly and legally be issued, the Company covenants that it will take such action within a reasonable period of time.


SECTION 6.02
------------


     The Company will file, as soon as possible following the first anniversary after the issuance of the Warrants, a registration statement under the United States Securities Act of 1933, as amended, to register the shares of common stock issuable upon the exercise of this Warrant. The Company will also pay the costs associated with filing such registration statement and will use its best efforts to keep the registration statement effective until the expiration date for the Warrants or until all the Warrants have been exercised and the shares of common stock received upon exercise of the Warrants have been sold. M:\STAKE\private placement\Claridge\warrant terms and conditions v.3.doc